EXHIBIT 99.1

Geeknet Announces Fourth Quarter and Full Year 2011 Financial Results

Revenue Increases 20% in Fourth Quarter to $59.8 Million, Highlighted by a 23% Increase in ThinkGeek Revenue

For 2011 Fiscal Year, Company Delivers 26% Increase in Revenue and Positive Cash Flow and Adjusted EBITDA

FAIRFAX, Va., Feb. 14, 2012 (GLOBE NEWSWIRE) -- Geeknet, Inc. (Nasdaq:GKNT), the online network for the global geek community, today announced financial results for the quarter and year ended December 31, 2011.

Total revenue for the fourth quarter of 2011 was $59.8 million compared to $50.0 million for the fourth quarter of 2010. Net income for the fourth quarter of 2011 was $6.0 million or $0.95 per diluted share compared to net income of $4.7 million or $0.75 per share, for the same period a year ago. Adjusted EBITDA for the fourth quarter of 2011 was $7.0 million, compared to adjusted EBITDA of $5.7 million for the same period a year ago. A reconciliation of net income as reported to adjusted EBITDA is included in this release.

Fourth Quarter Highlights:

  E-commerce revenue increased 23 percent to $54.8 million for the fourth quarter of 2011, compared to $44.7 million for the fourth quarter of 2010. E-commerce orders shipped increased by 23% percent in the fourth quarter of 2011 as compared with the same period last year.
  Media revenue decreased 6 percent to $4.9 million for the fourth quarter of 2011, compared to $5.3 million for the fourth quarter of 2010.
  Total cash and investments at the end of the fourth quarter 2011 was $36.9 million, up $1.6 million from the fourth quarter of 2010.

"This year marked an important milestone for Geeknet, as the Company executed against its primary mission to deliver solid profitable revenue growth, with 26% revenue growth and positive Adjusted EBITDA and cash from operations," said Ken Langone, Executive Chairman, Geeknet. "While we continue to focus on creating the structure to deliver consistent growth across all our businesses, we are very pleased with the year's results and our improved financial position as evidenced by our increase in cash and improved inventory management processes. This past year, Geeknet was also able to significantly expand its customer base, growing our community while adding new users, which we believe drove our success in 2011 and will continue our momentum into 2012."

Revenue for 2011 grew 26% to $119.5 million, driven by a 30% increase in ThinkGeek revenue and a 12% increase in media revenue. Net loss for 2011 was $(1.2) million, or $(0.19) per share, compared to a net loss of $(4.4) million, or $(0.73) per share, for 2010. Adjusted EBITDA for 2011 was $4.3 million, compared to an adjusted EBITDA loss of $(1.2) million for 2010. A reconciliation of net income or loss as reported to adjusted EBITDA is included in this release.

Supplemental schedules of the Company's quarterly statements of operations and operational statistics are available on the Company's web site at investors.geek.net.

A conference call and audio webcast will be held at 11:00 am ET on February 14, 2012 and may be accessed by calling (877) 348-9353 or (253) 237-1159 outside the U.S., or by visiting investors.geek.net. An audio replay will be available between 2:00 pm ET on February 14, 2012 and 11:59 pm ET on February 28, 2012 by calling (855) 859-2056 or (404) 537-3406, with Conference ID 40703157.

Use of Non-GAAP Financial Measures

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, we also report adjusted EBITDA. Adjusted EBITDA should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. We believe that adjusted EBITDA provides useful information to both management and investors and is an additional measurement which may be used to evaluate our operating performance. Our management and Board of Directors use adjusted EBITDA as part of their reporting and planning process and it is the primary measure we use to evaluate our operating performance. In addition, we have historically reported adjusted EBITDA to the investment community. We also believe that the financial analysts who regularly follow and report on us and the business sector in which we compete use adjusted EBITDA to prepare their financial performance estimates to measure our performance against other sector participants and to project our future financial results.

We define adjusted EBITDA as net loss which is adjusted for interest and other income (expense) net and income taxes as well as stock-based compensation, gain on sale of assets, restructuring charges and depreciation and amortization. The method we use to produce adjusted EBITDA is not computed according to GAAP, is likely to differ from the methods used by other companies and should not be regarded as a substitute for results prepared in accordance with accounting principles generally accepted in the United States. Adjusted EBITDA, as we compute it, excludes certain expenses that we believe are not indicative of our core operating results, as well as income taxes, stock-based compensation and depreciation and amortization. We consider our core operating results to include revenue recorded in a particular period and the related expenses that are intended to directly drive operating income during that period.

The EBITDA calculation excludes interest, income taxes and depreciation and amortization by its nature. In addition, when we compute adjusted EBITDA we exclude stock-based compensation, gain on sale of assets, restructuring charges and other amounts included in the Interest and other income (expense) net caption, as we believe that these amounts represent income and expenses that are not directly related to our core operations. Although some of the items may recur on a regular basis, management does not consider activities associated with these items as core to its operations. With respect to stock-based compensation, we recognize expenses associated with stock-based compensation that require management to make assumptions about our common stock, such as expected future stock price volatility, the anticipated duration of outstanding stock options and awards and the rate at which we recognize the corresponding stock-based compensation expense over the course of future fiscal periods. While other forms of expenses (such as cash compensation, inventory costs and real estate costs) are reasonably correlated to our underlying business and such costs are incurred principally or wholly in the particular fiscal period being reported, stock-based compensation expense is not reasonably correlated to the particular fiscal period in question, but rather is based on expected future events that have no relationship (and in certain instances, an inverse relationship) with how well we currently operate our business. Gain on sale of assets is excluded from adjusted EBITDA because such activities is not representative of our core operations. Restructuring costs are excluded from adjusted EBITDA because they represent non-cash charges which are not representative of our core operations.

About Geeknet, Inc.

Geeknet is home to some of the best known brands in the geek universe, and is the online network for the global geek community. We serve an audience of over 53 million users each month and provide the tech-obsessed with content, culture, connections, commerce, and all the things that geeks crave. Want to learn more? Check out geek.net.

Geeknet is a trademark of Geeknet, Inc. SourceForge, Slashdot, ThinkGeek, and Freecode are trademarks of Geeknet, Inc. in the United States and other countries. All other trademarks or product names are property of their respective owners.

The Geeknet, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7330

NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations, and involve risks and uncertainties. Forward-looking statements contained herein include statements regarding the growth strategies and prospects for our online media and e-commerce businesses.  Actual results may differ materially from those expressed or implied in such forward-looking statements due to various factors, including: our ability to deliver consistent and profitable growth and our ability to continue to expand our customer base.

Investors should consult our filings with the Securities and Exchange Commission, sec.gov, including the risk factors section of our Annual Report on Form 10-K for the year ended December 31, 2010 and our quarterly report on Form 10-Q for the period ending September 30, 2011, for further information regarding these and other risks of our business. All forward-looking statements included in this press release are based upon information available to us as of the date hereof, and we do not assume any obligations to update such statements or the reasons why actual results could differ materially from those projected in such statements.

GEEKNET, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)
	December 31, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$ 36,910	$ 35,333
Short-term investments	--	8
Accounts receivable, net of allowance	6,264	5,078
Inventories, net	8,935	13,322
Prepaid expenses and other current assets	2,377	2,919
Total current assets	54,486	56,660
Property and equipment, net	5,717	5,114
Other long-term assets	4,089	4,983
Total assets	$ 64,292	$ 66,757
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 6,327	$ 13,381
Deferred revenue	3,500	1,836
Accrued liabilities and other	3,409	3,591
Total current liabilities	13,236	18,808
Other long-term liabilities	71	77
Total liabilities	$ 13,307	$ 18,885
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value; 1,000 shares authorized; no shares issued or outstanding	--	--

Common stock, $0.001 par value; authorized — 25,000; issued- 6,473 and 6,365 shares, as of December 31, 2011 and 2010, respectively; outstanding — 6,476 and 6,273 shares as of December 31, 2011 and 2010, respectively	7	6
Treasury stock	(978)	(622)
Additional paid-in capital	807,829	803,160
Accumulated other comprehensive income	(1)	10
Accumulated deficit	(755,872)	(754,682)
Total stockholders' equity	50,985	47,872
Total liabilities and stockholders' equity	$ 64,292	$ 66,757

GEEKNET, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data) (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Net revenue:
E-commerce revenue	$ 54,840	$ 44,747	$ 99,057	$ 76,335
Media revenue	4,940	5,260	20,409	18,284
Total net revenue	59,780	50,007	119,466	94,619
Cost of revenue:
E-commerce cost of revenue	43,013	34,842	83,277	62,630
Media cost of revenue	908	1,341	4,906	6,610
Total cost of revenue	43,921	36,183	88,183	69,240
Gross margin	15,859	13,824	31,283	25,379
Operating expenses:
Sales and marketing	5,713	5,235	15,420	15,277
Research and development	1,649	1,370	5,542	6,148
General and administrative	2,523	2,436	11,565	9,551
Amortization of intangible assets	22	21	83	306
(Gain) loss on sale of assets	9	--	(65)	(1,391)
Restructuring costs	--	--	--	(101)
Total operating expenses	9,916	9,062	32,545	29,790
Income (Loss) from operations	5,945	4,762	(1,262)	(4,411)
Interest and other income (expense), net	22	1	(11)	44
Income (loss) from continuing operations before income taxes	5,967	4,763	(1,273)	(4,367)
Provision (benefit) for income taxes	(60)	(103)	(83)	(167)
Income (loss) from continuing operations	6,027	4,866	(1,190)	(4,200)
Discontinued operations:
Loss from operations, net of taxes	--	(137)	--	(193)
Loss on sale, net of taxes	--	--	--	(55)
Loss from discontinued operations	--	(137)	--	(248)
Net income (loss)	$ 6,027	4,729	$ (1,190)	$ (4,448)
Income (loss) per share from continuing operations:
Basic	$ 0.95	0.78	$ (0.19)	$ (0.69)
Diluted	$ 0.95	0.77	$ (0.19)	$ (0.69)
Loss per share from discontinued operations:
Basic	$ --	(0.02)	$ --	$ (0.04)
Diluted	$ --	(0.02)	$ --	$ (0.04)
Net income (loss) per share:
Basic	$ 0.95	0.76	$ (0.19)	$ (0.73)
Diluted	$ 0.95	0.75	$ (0.19)	$ (0.73)
Shares used in per share calculations:
Basic	6,351	6,201	6,319	6,073
Diluted	6,377	6,277	6,319	6,073

GEEKNET, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands) (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Cash flows from operating activities from continuing operations:
Net income (loss)	6,027	4,729	$ (1,190)	$ (4,448)
Loss from discontinued operations	--	137	--	248
Income (loss) from continuing operations	6,027	4,866	(1,190)	(4,200)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	435	595	1,922	2,277
Stock-based compensation expense	571	302	3,656	2,253
Provision for bad debts	27	--	27	--
Provision for excess and obsolete inventory	(18)	(15)	65	42
Provision for returns	--	350	--	350
(Gain) Loss on sale of assets	9	--	(65)	(1,391)
Impairment of investments	--	--	8	--
Changes in assets and liabilities:
Accounts receivable	(936)	(1,213)	(1,213)	(779)
Inventories	(631)	2,915	4,322	(8,084)
Prepaid expenses and other assets	4,070	2,813	1,512	361
Accounts payable	1,848	3,871	(7,054)	7,209
Deferred revenue	--	297	1,664	908
Accrued restructuring liabilities	1,055	--	--	(1,238)
Accrued liabilities and other	887	629	(182)	(619)
Other long-term liabilities	--	(12)	(6)	(26)
Net cash provided by (used in) operating activities from continuing operations	13,344	15,398	3,466	(2,937)
Cash flows from investing activities from continuing operations:
Change in restricted cash	--	--	--	1,000
Purchase of property and equipment	(687)	(331)	(2,516)	(4,191)
Maturities or sales of investments and marketable securities	--	--	--	10,207
Acquisition of a business, net of cash acquired	--	--	--	(1,000)
Proceeds from sales of intangible assets, net	--	--	--	1,040
Purchase of intangible assets	--	--	(20)	(122)
Net cash provided by (used in) investing activities from continuing operations	(687)	(331)	(2,536)	6,934

Cash flows from financing activities from continuing operations:
Proceeds from issuance of common stock	257	1,710	1,014	1,962
Repurchase of stock	(1)	(39)	(356)	(157)
Net cash provided by (used in) financing activities from continuing operations	256	1,671	658	1,805
Cash flows from discontinued operations:
Net cash provided by (used in) operating activities	--	(20)	--	(48)
Net cash provided by investing activities	--	640	--	640
Net cash provided by discontinued operations	--	620	--	592
Effect of exchange rate changes on cash & equivalents	(4)	--	(11)	(4)
Net increase in cash and cash equivalents	12,909	17,358	1,577	6,390
Cash and cash equivalents, beginning of year	24,001	17,975	35,333	28,943
Cash and cash equivalents, end of year	36,910	35,333	$ 36,910	$ 35,333

GEEKNET, INC.
Reconciliation of Net Income (loss) to Adjusted EBITDA
(In thousands, except per share data) (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Reconciliation of net loss from continuing operations as reported to adjusted EBITDA loss:
Net loss from continuing operations - as reported	$ 6,027	$ 4,866	(1,190)	(4,200)
Reconciling items:
Interest and other expense (income), net	(22)	(1)	11	(44)
Income taxes	(60)	(103)	(83)	(167)
Stock-based compensation expense included in COGS	67	35	237	206
Stock-based compensation expense included in Op Ex.	504	267	3,419	2,047
(Gain) loss on sale of assets	9	--	(65)	(1,391)
Restructuring costs	--	--	--	(101)
Depreciation and amortization	435	657	1,922	2,422
Adjusted EBITDA	$ 6,960	$ 5,721	4,251	(1,228)
CONTACT: Investor Relations Contact:
         The Blueshirt Group
         Todd Friedman, todd@blueshirtgroup.com
         Phone: (415) 217-7722